As filed with the Securities and Exchange Commission on December 8, 2005              Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZIONS BANCORPORATION

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of Incorporation)	(I.R.S. Employer I.D. No.)
One South Main, Suite 1134, Salt Lake City, Utah	84111
(Address of Principal Executive Offices)	(Zip Code)

Amegy Bancorporation 1989 Stock Option Plan
Amegy Bancorporation 1993 Stock Option Plan, as Amended and Restated
Amegy Bancorporation 1996 Stock Option Plan, as Amended and Restated
Amegy Bancorporation 401(k) Savings Plan, as Amended and Restated
Amegy Bancorporation Incentive and Nonqualified Stock Option Plan
Amegy Bancorporation 1993 Stock Option and Incentive Plan
Amegy Bancorporation Restricted Stock Plan
Amegy Bancorporation Second Amended and Restated Non-Employee Directors Deferred Fee Plan
Amegy Bancorporation 2004 Omnibus Incentive Plan

(Full Title of Plans)

Thomas E. Laursen

ZIONS BANCORPORATION

One South Main, Suite 1134

Salt Lake City, Utah 84111

(Name and address of agent for service)

                        (801) 844-8502

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Laurie S. Hart

Callister Nebeker & McCullough

Gateway Tower East Suite 900

10 East South Temple

Salt Lake City, UT 84133

(801) 530-7456

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, no par value	1,631,329	$75.545	$123,238,749.30	$13,186.55

(1)	This Registration Statement covers shares of common stock, no par value (“Common Stock”), of Zions Bancorporation (“Zions”) which may be offered or sold pursuant to Amegy Bancorporation’s 1989 Stock Option Plan, 1993 Stock Option Plan, as Amended and Restated, 1996 Stock Option Plan, as Amended and Restated, 401(k) Savings Plan, as Amended and Restated, Restricted Stock Plan, Non-Employee Directors Deferred Fee Plan, as Amended and Restated, and 2004 Omnibus Incentive Plan (the “Plans”).

(2)	The amount of Zions Common Stock registered hereunder shall be deemed to include any additional shares issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Zions.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(4)	This estimate is made pursuant to Rules 457 (c) and 457(h)(1) under the Securities Act, solely for purposes of determining the registration fee and is based on the average of the high and low sales prices of the Zions Common Stock as reported on The Nasdaq National Market on December 5, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to participants in the Plans, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

        The following documents that Zions has previously filed the Commission are incorporated herein by reference in this Registration Statement:

(a)	Zions’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 3, 2005;

(b)	Zions’ Current Report on Form 8-K filed January 25, 2005;

(c)	Zions’ Current Report on Form 8-K filed January 31, 2005;

(d)	Zions’ Current Report on Form 8-K filed February 18, 2005;

(e)	Zions’ Current Report on Form 8-K filed April 4, 2005;

(f)	Zions’ Current Report on Form 8-K filed April 21, 2005;

(g)	Zions’ Current Report on Form 8-K filed May 10, 2005;

(h)	Zions’ Current Report on Form 8-K filed May 11, 2005;

(i)	Zions’ Current Report on Form 8-K filed May 20, 2005;

(j)	Zions’ Current Report on Form 8-K filed June 16, 2005;

(k)	Zions’ Current Report on Form 8-K filed July 6, 2005;

(l)	Zions’ Current Report on Form 8-K filed July 8, 2005;

(m)	Zions’ Current Report on Form 8-K filed July 11 2005;

(n)	Zions’ Current Report on Form 8-K filed July 21, 2005;

(o)	Zions’ Current Report on Form 8-K filed July 26, 2005;

(p)	Zions’ Current Report on Form 8-K filed October 20, 2005;

(q)	Zions’ Current Report on Form 8-K filed November 15, 2005;

(r)	Zions’ Current Report on Form 8-K filed November 22, 2005;

(s)	Zions’ Current Report on Form 8-K filed December 7, 2005;

(t)	ions’ Quarterly Report on Form 10-Q filed May 5, 2005;

(u)	Zions’ Quarterly Report on Form 10-Q filed August 8, 2005;

(v)	Zions’ Quarterly Report on Form 10-Q filed November 8, 2005;

(w)	The description of Zions’ Common Stock contained in its Registration Statement on Form 10, and any amendment or report filed to update such description; and

(x)	The description of the Zions Bancorporation Rights Plan contained in Zions’ registration statement on Form 8-A dated October 10, 1996, and any amendment or report filed to update such description.

        In addition, all documents subsequently filed with the Commission by Zions pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Restated Articles of Incorporation of Zions provide that no director of Zions will be personally liable to Zions or its shareholders for money damages for any breach of fiduciary duty by such director while acting as a director, except for liability:

(1)	for any breach of the director’s duty of loyalty to Zions Bancorporation or its shareholders;

(2)	for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of the law; or

(3)	for any transaction from which the director obtained an improper personal benefit.

        Part 9 of the Utah Revised Business Corporation Act contains provisions entitling directors and officers of Zions to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Zions. Indemnification under Utah law is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his or her conduct was in, or not opposed to, Zions’ best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. Such indemnification would not be permitted under Utah law in connection with a proceeding by or in the right of Zions in which the director or officer was adjudged liable to Zions, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he or she obtained an improper personal benefit.

        Mandatory indemnification is required under Utah law for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he or she was a party because he or she is or was an officer or director of Zions. A court may order indemnification where mandatory under Utah law or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to Zions or adjudged liable on the basis that he or she derived an improper personal benefit.

        Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his or her good faith belief that he or she has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under Utah law. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

        The directors and officers of Zions are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers. Zions is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and Zions’ Restated Articles of Incorporation or bylaw provisions.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, incorporated by reference to Exhibit 3.1 to Zions Bancorporation’s Form S-4 Registration Statement, File No. 33-51145, filed on November 22, 1993.	*

4.2	Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 2002.	*

4.3	Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Form 10-K for the year ended December 31, 2003.	*

4.4	Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Form S-4 filed July 13, 2001.	*

4.5	Restated Bylaws of Zions Bancorporation dated November 5, 2004, incorporated by reference to Exhibit 3.5 of Form 10-K for the year ended December 31, 2004.	*

4.6	Shareholder Protection Rights Agreement dated September 27, 1996, incorporated by reference to Exhibit 4 of Form 10-K for the year ended December 31, 2002.	*

4.7	Amegy Bancorporation 1989 Stock Option Plan, as amended and restated as of May 29, 1998 (incorporated by reference to Exhibit 10.1 to Amegy Bancorporation’s Form 10-Q for the period ended March 31, 2000)	*

4.8	Amegy Bancorporation 1993 Stock Option Plan, as amended and restated as of May 29, 1998 (incorporated by reference to Exhibit 10.2 to Amegy Bancorporation’s Form 10-Q for the period ended March 31, 2000)	*

4.9	Amegy Bancorporation 1996 Stock Option Plan, as amended and restated as of June 4, 2002 (incorporated by reference to Exhibit 10.1 to Amegy Bancorporation’s Form 10-Q for the period ended June 30, 2002)	*

4.10	Internal Revenue Service Determination Letter regarding Amegy Bancorporation's (Southwest Bank of Texas) 401(k) Savings Plan dated January 19, 2005 (filed herewith)

4.11	Amegy Bancorporation Incentive and Nonqualified Stock Option Plan (incorporated by reference to Exhibit 4.4 filed with Amegy Bancorporation’s Form S-8 Registration Statement No. 333-33533)	*

4.12	Amegy Bancorporation 1993 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.4 of Amegy Bancorporation’s Form S-8 Registration Statement No. 333-76269)	*

4.13	Restricted Stock Plan (incorporated by reference to Appendix B to Amegy Bancorporation’s Definitive Proxy statement dated March 16, 2001 for its 2001 Annual Meeting of Shareholders)	*

4.14	Second Amended and Restated Non-Employee Directors Deferred Fee Plan (filed herewith)

4.15	2004 Omnibus Incentive Plan (incorporated by reference to Appendix B to Amegy Bancorporation's Definitive Proxy Statement filed on March 25, 2004)	*

5.1	Opinion regarding legality of securities to be offered by Callister Nebeker & McCullough (filed herewith)

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)

*Incorporated by reference Item 9. Undertakings Zions Bancorporation, the undersigned Registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Zions pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Zions hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Zions’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Zions pursuant to the foregoing provisions, or otherwise, Zions has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zions of expenses incurred or paid by a director, officer or controlling person of Zions in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zions will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zions Bancorporation (Registrant) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on December 6, 2005.

ZIONS BANCORPORATION BY: * —————————————————— Harris H. Simmons, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2005.

* ——————————————— Harris H. Simmons	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
* ——————————————— Doyle L. Arnold	Vice Chairman and Chief Financial Officer (Principal Financial Officer)
* ——————————————— Nolan X. Bellon	Senior Vice President and Controller (Principal Accounting Officer
* ——————————————— Jerry C. Atkin	Director
* ——————————————— R.D. Cash	Director
* ——————————————— Patricia Frobes	Director
* ——————————————— Roger B. Porter	Director
* ——————————————— Stephen D. Quinn	Director
* ——————————————— L.E. Simmons	Director
* ——————————————— Steven C. Wheelwright	Director
* ——————————————— Shelley Thomas Williams	Director
*By: /s/ Thomas E. Laursen ————————————— Thomas E. Laursen, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, incorporated by reference to Exhibit 3.1 to Zions Bancorporation’s Form S-4 Registration Statement, File No. 33-51145, filed on November 22, 1993.	*

4.2	Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 2002.	*

4.3	Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Form 10-K for the year ended December 31, 2003.	*

4.4	Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Form S-4 filed July 13, 2001.	*

4.5	Restated Bylaws of Zions Bancorporation dated November 5, 2004, incorporated by reference to Exhibit 3.5 of Form 10-K for the year ended December 31, 2004.	*

4.6	Shareholder Protection Rights Agreement dated September 27, 1996, incorporated by reference to Exhibit 4 of Form 10-K for the year ended December 31, 2002.	*

4.7	Amegy Bancorporation 1989 Stock Option Plan, as amended and restated as of May 29, 1998 (incorporated by reference to Exhibit 10.1 to Amegy Bancorporation’s Form 10-Q for the period ended March 31, 2000)	*

4.8	Amegy Bancorporation 1993 Stock Option Plan, as amended and restated as of May 29, 1998 (incorporated by reference to Exhibit 10.2 to Amegy Bancorporation’s Form 10-Q for the period ended March 31, 2000)	*

4.9	Amegy Bancorporation 1996 Stock Option Plan, as amended and restated as of June 4, 2002 (incorporated by reference to Exhibit 10.1 to Amegy Bancorporation’s Form 10-Q for the period ended June 30, 2002)	*

4.10	Internal Revenue Service Determination Letter regarding Amegy Bancorporation's (Southwest Bank of Texas) 401(k) Savings Plan dated January 19, 2005 (filed herewith)

4.11	Amegy Bancorporation Incentive and Nonqualified Stock Option Plan (incorporated by reference to Exhibit 4.4 filed with Amegy Bancorporation’s Form S-8 Registration Statement No. 333-33533)	*

4.12	Amegy Bancorporation 1993 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.4 of Amegy Bancorporation’s Form S-8 Registration Statement No. 333-76269)	*

4.13	Restricted Stock Plan (incorporated by reference to Appendix B to Amegy Bancorporation’s Definitive Proxy statement dated March 16, 2001 for its 2001 Annual Meeting of Shareholders)	*

4.14	Second Amended and Restated Non-Employee Directors Deferred Fee Plan (filed herewith)

4.15	2004 Omnibus Incentive Plan (incorporated by reference to Appendix B to Amegy Bancorporation's Definitive Proxy Statement filed on March 25, 2004)	*

5.1	Opinion regarding legality of securities to be offered by Callister Nebeker & McCullough (filed herewith)

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)

* Incorporated by Reference -10-